UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2026

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2026, following approval by the stockholders of Procaccianti Hotel REIT, Inc. (the “Company”), the Company, Procaccianti Hotel REIT, L.P., the Company’s wholly owned subsidiary and operating partnership (the “Operating Partnership”), and Procaccianti Hotel Advisors, LLC, the Company’s advisor (the “Advisor”), entered into the Second Amended and Restated Advisory Agreement (the “Second Amended and Restated Advisory Agreement”) in order to, among other things, (i) remove the deadline pursuant to which the asset management fee payable to the Advisor would cease to accrue, and (ii) remove the deadlines pursuant to which interest on the deferred acquisition and deferred disposition fees payable to the Advisor would cease to accrue.

The Second Amended and Restated Advisory Agreement removes the deadline by which the asset management fee payable to the Advisor would cease to accrue, which was August 13, 2026, the fifth anniversary of the date the Company’s public offering was terminated. Additionally, the Second Amended and Restated Advisory Agreement removes the deadlines pursuant to which interest on the deferred acquisition and deferred disposition fees payable to the Advisor would cease to accrue, which was August 13, 2026.

The foregoing summary of the Second Amended and Restated Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 19, 2026, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Because 2,970,009.37 shares of the Company’s common stock, or approximately 50.61% of the 5,868,525 total outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, were present online or by proxy, a quorum was present at the Annual Meeting, as required by the Company’s Amended and Restated Bylaws. The immediately following charts set forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the stockholders.

Proposal No. 1 - Election of Directors

The following five individuals were elected to the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Name of Director	For	Withheld/Abstain	Broker Non-Votes
James A. Procaccianti	2,874,859.65	95,149.72	-
Gregory Vickowski	2,830,807.09	139,202.28	-
Lawrence Aubin	2,813,067.53	156,941.83	-
Thomas R. Engel	2,725,615.33	244,394.04	-
Ronald S. Ohsberg	2,827,251.51	142,757.86	-

Proposal No. 2 – Second Amendment and Restatement of the Advisory Agreement

The Second Amended and Restated Advisory Agreement with the Operating Partnership and the Advisor was approved.

Votes For	Votes Against	Votes Abstained
2,404,923.12	315,236.07	249,850.18

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Advisory Agreement by and among Procaccianti Hotel REIT, Inc., Procaccianti Hotel REIT, L.P. and Procaccianti Hotel Advisors, LLC, dated as of January 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Dated: January 20, 2026	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer